Exhibit 10.34

CONFORMIS, INC.

RESTRICTED STOCK AGREEMENT

ConforMIS, Inc. (the “Company”) has selected you to receive the following restricted stock award, which is subject to the provisions of the Company’s 2015 Stock Incentive Plan (the “Plan”) and the terms and conditions contained in this Restricted Stock Agreement.

Name of Recipient:

Number of shares of restricted common stock awarded:

Grant Date:

Vesting Schedule:

All vesting is dependent on the Recipient’s continued service as a member of the board of directors of the Company or as an employee of or advisor or consultant to the Company.

Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

CONFORMIS, INC.

By:
Name of Officer
Title:

Accepted and Agreed:

[insert name of recipient]

CONFORMIS, INC.

RESTRICTED STOCK AGREEMENT

The terms and conditions of the award of shares of restricted common stock of the Company (the “Restricted Shares”) made to the Recipient, as set forth on the cover page of this Agreement, are as follows:

1.                                      Issuance of Restricted Shares.

(a)                                 The Restricted Shares are issued to the Recipient, effective as of the Grant Date (as set forth on the cover page of this Agreement), in consideration of services rendered and to be rendered by the Recipient as a member of the board of directors of the Company (the “Board”).

(b)                                 The Restricted Shares will initially be issued by the Company in book entry form only, in the name of the Recipient.  Following the vesting of any Restricted Shares pursuant to Section 2 below, the Company shall, if requested by the Recipient, issue and deliver to the Recipient a certificate representing the vested Restricted Shares.   The Recipient agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2.                                      Vesting.  Unless otherwise provided in this Agreement or the Plan, the Restricted Shares shall vest in accordance with the vesting schedule set forth on the cover page of this Agreement.  Any fractional number of Restricted Shares resulting from the application of such vesting schedule shall be rounded down to the nearest whole number of Restricted Shares.

3.                                      Forfeiture of Unvested Restricted Shares Upon Cessation of Service.

In the event that the Recipient ceases to be a member of the Board, or an employee of or advisor or consultant to the Company, for any reason or no reason, with or without cause, all of the Restricted Shares that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such cessation.  The Recipient hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Restricted Shares and transfer ownership of such forfeited Restricted Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Recipient shall promptly execute and deliver the same to the Company.  The Recipient shall have no further rights with respect to any Restricted Shares that are so forfeited.

4.                                      Restrictions on Transfer.

The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Recipient may transfer such Restricted Shares: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Compensation Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Recipient and/or Approved Relatives, provided that such Restricted Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 3 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation).  The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

5.                                      Restrictive Legends.

The book entry account reflecting the issuance of the Restricted Shares in the name of the Recipient shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6.                                      Rights as a Shareholder.

Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Restricted Shares, the Recipient shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that, as provided in the Plan, the payment of dividends on unvested Restricted Shares shall be deferred until the vesting of such shares.

7.                                      Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement.

8.                                      Tax Matters.

The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the acquisition of the Restricted Shares, including with respect to the availability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares.  The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares.  The

Recipient acknowledges and agrees that the Company shall have the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the grant or vesting of the Restricted Shares.

9.                                      Miscellaneous.

(a)                                 No Right to Continued Relationship.  The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued service to the Company as a member of the Board or otherwise, this Agreement does not constitute an express or implied promise of continued service or confer upon the Recipient any rights with respect to continued service or any other relationship with the Company.

(b)                                 Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

(c)                                  Recipient’s Acknowledgments.  The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.